[Proxy Card]                                          EXHIBIT 99.2

             CAMAX MANUFACTURING TECHNOLOGIES, INC.
              Proxy for Special Meeting of Shareholders

Holders of Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the purpose of voting on the approval or disapproval of the merger (the "Merger") of CAMAX Manufacturing Technologies, Inc. ("CAMAX") with and into SDRC Systems, Inc. ("SDRC Sub") pursuant to that certain Agreement of Merger and Plan of Reorganization by and among CAMAX, SDRC Sub and Structural Dynamics Research Corporation ("SDRC"), dated January 16, 1996 (the "Merger Agreement"), the undersigned hereby appoints Robert J. Majteles and Gregory
S. Furness, and each of them acting alone, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of CAMAX, to be held on April __, 1996, and at all adjournments thereof, as specified below on the matters referred to:

1. The approval and adoption of the Merger and the Merger Agreement and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, CAMAX will be merged with and into SDRC Sub, and each outstanding share of CAMAX Common Stock will be exchanged for shares of SDRC Common Stock (with cash paid in lieu of fractional shares), subject to certain formulae set forth in the Merger Agreement.

  __ FOR  __ AGAINST __ ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Item 1. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by authorized person.

_____________________________
Signature

_____________________________
Name

_____________________________
Signature if held jointly

_____________________________
Name

Dated: ___________, 1996

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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
Return envelope is enclosed for your convenience.
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